Exhibit 99.1

News Release
Investor Contacts:
Trey Clark, +1.713.439.8039, trey.clark@bakerhughes.com
Alondra Oteyza, +1.713.439.8822, alondra.oteyza@bakerhughes.com

Media Contact:
Melanie Kania, +1.713.439.8303, melanie.kania@bakerhughes.com
Baker Hughes Incorporated 2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces Fourth Quarter and Annual Results

•	Record revenue of $6.6 billion for the quarter and $24.6 billion for the year

•	Record adjusted earnings per share of $1.44 for the quarter, up 41% sequentially

•	GAAP earnings per share of $1.52 for the quarter, an increase of 77% sequentially

•	Record free cash flow of $1.6 billion generated during 2014

HOUSTON, Texas (January 20, 2015) – Baker Hughes Incorporated (NYSE: BHI) announced today results for the fourth quarter of 2014.
Martin Craighead, Baker Hughes Chairman and Chief Executive Officer commented, “Our fourth quarter results punctuate a record year for our company in 2014. We delivered very strong growth in revenue, earnings and free cash flow during the fourth quarter. In spite of increasing concerns of challenging market conditions, we remained focused on achieving the performance objectives that we laid out last year. This was made possible by managing the business more efficiently and delivering on our strategy of converting innovations into earnings through new technologies that provide value to customers and competitive differentiation for Baker Hughes.
“In North America, our multiyear plan to transform and modernize our pressure pumping business delivered positive results during the quarter, leading to record revenue and the highest profitability for that product line in three years. Additionally, increasing demand for cost-effective well construction technologies and new production enhancement solutions, resulted in record revenue for completion systems, drill bits, artificial lift, and upstream chemicals.
“Our international operations posted higher revenue and margins across all segments. Our Middle East/Asia Pacific segment remains our fastest growing operation and achieved double-digit growth sequentially, including record revenue from drilling services and completion systems. Our Latin America segment achieved a significant increase in profitability, ending the year as our highest margin region for the quarter. Our Europe/Africa/Russia Caspian segment also delivered record revenue and operating profit, overcoming challenging geopolitical conditions. Our global supply chain delivered an unprecedented volume of products to end the year, contributing to the outstanding performance of our international business.
“When we reflect on the marketplace, the bearish sentiment that has pervaded our industry is understandable, considering the steep drop in commodity prices in recent months. While market demand ended up being more resilient in the fourth quarter than many had predicted, the recent declines seen in rig counts will clearly affect results in 2015. We are taking proactive steps to manage the business through these challenges, and we are well positioned financially for the months ahead. Our strategy remains unchanged as we continue to focus on execution and delivering new technologies that lower the cost of well construction, optimize well production, and increase ultimate recoveries. Regarding our pending merger, I am pleased with the overall progress and the efforts of the integration teams to develop plans for an efficient and effective combination.”

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Baker Hughes Announces Fourth Quarter and Annual Results

2014 Full Year Results
Revenue for the year was a record $24.6 billion, up 10% compared to $22.4 billion for 2013.
In 2014, adjusted EBITDA (a non-GAAP measure) was $4.8 billion, a 30% increase compared to $3.7 billion for the prior year.
Adjusted net income (a non-GAAP measure) for the year was a record $1.8 billion ($4.22 per diluted share), up 59% compared to $1.2 billion ($2.62 per diluted share) for the year 2013. On a GAAP basis, net income attributable to Baker Hughes for the year was $1.7 billion ($3.92 per diluted share), an increase of 57% compared to $1.1 billion ($2.47 per diluted share) in 2013.
Free cash flow for the full year was a record $1.6 billion, compared to $1.5 billion for 2013.
For the year, capital expenditures were $1.8 billion, which is down $294 million or 14% compared to 2013. Depreciation and amortization expense for 2014 was $1.8 billion, up 7% compared to $1.7 billion in 2013.
2014 Fourth Quarter Results
Revenue for the fourth quarter was a record $6.6 billion, up 6% compared to $6.3 billion in the third quarter of 2014.
Adjusted EBITDA for the fourth quarter of 2014 was $1.4 billion, an increase of $261 million or 22% compared to the third quarter of 2014.
Adjusted net income for the fourth quarter of 2014 was a record $629 million ($1.44 per diluted share), up 41% compared to $447 million ($1.02 per diluted share) in the prior quarter. Adjusted net income for the fourth quarter of 2014 excludes a $34 million before and after-tax gain ($0.08 per diluted share) associated with the deconsolidation of a joint venture. On a GAAP basis, net income attributable to Baker Hughes for the fourth quarter was $663 million ($1.52 per diluted share), a 77% increase compared to $375 million ($0.86 per diluted share) in the third quarter of 2014.
The effective tax rate on adjusted net income for the fourth quarter was 31.5%, compared to 34.6% in the third quarter of 2014. The decrease is primarily attributed to the recent extension of the U.S. research and development tax credit, as well as a more favorable geographic mix of earnings.
Free cash flow for the current quarter was a record $838 million, a 16% increase compared to $725 million for the third quarter of 2014.
For the fourth quarter, capital expenditures were $503 million, compared to $425 million in the third quarter of 2014. Depreciation and amortization expense for the fourth quarter was $468 million, up 3% compared to $455 million in the previous quarter.
North America
North America delivered record revenue in the fourth quarter of $3.3 billion, which increased 5% sequentially. As the quarter progressed, activity levels rose in Canada, West Texas, and the Southern geomarket, and remained strong across all onshore operations until the holiday period, as reflected in the decline in rig counts in late December. As a result, the segment delivered record revenue across pressure pumping, artificial lift, upstream chemicals, completion systems, and drill bits. North America operating profit was $488 million and operating profit margin was 14.8%, representing an increase of 270 basis points versus the prior quarter. Profitability increased significantly for pressure pumping due

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Baker Hughes Announces Fourth Quarter and Annual Results

to improved utilization and commercial terms from contracts secured in previous months. Profitability also improved in the Gulf of Mexico due primarily to increased deepwater stimulation activity, following a slowdown in activity in the third quarter.
International
All international segments posted increased revenue and margins in the fourth quarter. The Middle East/Asia Pacific segment led the sequential increase with record revenue of $1.2 billion, growing 13% over the prior quarter with high activity and strong year-end product sales in North Arabian Gulf, North Asia, and Australasia geomarkets. Record revenue was posted for drilling services, artificial lift, pressure pumping, and completion systems. Operating profit for this segment was $227 million and operating profit margin was 18.7%, representing an increase of 430 basis points over the prior quarter. Increased profitability was realized from a favorable mix of year-end product sales, along with improved profitability in Iraq following demobilization charges in the third quarter.
Latin America ended the year as the most profitable segment, with operating profit margins increasing 750 basis points sequentially to 20%. Revenue for this segment increased 4% over the prior quarter to $591 million. The increase in sales and rise in profitability can largely be attributed to record sales of artificial lift in the Andean region and other onshore markets. Profitability was further improved from strong operational performance and improved commercial terms relating to a new drilling services contract in Brazil.
The Europe/Africa/Russia Caspian segment posted record revenue of $1.1 billion, which was a 3% increase over the third quarter. The sequential increase includes record revenue from wireline services, completion systems, and upstream chemicals. Operating profit was $200 million and operating profit margins were 17.4%. Africa delivered strong growth in revenue and profit sequentially, based on high activity levels for wireline services and drilling services in Angola and Nigeria. Year-end product sales were high across other parts of Africa. Profitability also improved in North Africa, following restructuring charges in the third quarter. Revenue in Russia Caspian was relatively flat sequentially, as increased revenue from year-end product sales of completion systems was offset by the unfavorable devaluation of the Russian ruble.
Industrial Services
Industrial Services delivered record revenue of $377 million, which was a 13% increase sequentially. The increase in revenue is due to the addition of a new pipeline services business, which was acquired late in the third quarter. The increased revenue from this new business was partially offset by seasonal declines in activity. Operating profit was $23 million and operating profit margins were 6.1%, representing a decrease of 440 basis points. The decrease in profitability is attributed to acquisition and integration costs of the new business, coupled with seasonal activity reductions.
Please see Table 1 for a reconciliation of GAAP to non-GAAP financial measures. A reconciliation of net income attributable to Baker Hughes to Adjusted EBITDA is provided in Table 2. Supplemental financial information for revenue and adjusted operating profit before tax (a non-GAAP measure) is provided in Tables 5a and 5b. Free cash flow is defined as net cash flow from operating activities less disbursements for capital expenditures plus proceeds from disposal of assets.

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Baker Hughes Announces Fourth Quarter and Annual Results

Consolidated Condensed Statements of Income

	Three Months Ended
	December 31,		September 30,
(In millions, except per share amounts)	2014	2013	2014
Revenue	$6,635	$5,860	$6,250
Costs and expenses:
Cost of revenue	5,174	4,886	5,107
Research and engineering	152	156	159
Marketing, general and administrative	294	336	323
Total costs and expenses	5,620	5,378	5,589
Operating income	1,015	482	661
Interest expense, net	(57)	(61)	(59)
Income before income taxes	958	421	602
Income taxes	(291)	(171)	(233)
Net income	667	250	369
Net (income) loss attributable to noncontrolling interests	(4)	(2)	6
Net income attributable to Baker Hughes	$663	$248	$375

Basic earnings per share attributable to Baker Hughes	$1.53	$0.56	$0.86
Diluted earnings per share attributable to Baker Hughes	$1.52	$0.56	$0.86

Weighted average shares outstanding, basic	434	442	436
Weighted average shares outstanding, diluted	436	444	438

Depreciation and amortization expense	$468	$436	$455
Capital expenditures	$503	$533	$425

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Baker Hughes Announces Fourth Quarter and Annual Results

Consolidated Condensed Statements of Income

	Year Ended December 31,
(In millions, except per share amounts)	2014	2013
Revenue	$24,551	$22,364
Costs and expenses:
Cost of revenue	19,746	18,553
Research and engineering	613	556
Marketing, general and administrative	1,271	1,306
Litigation settlements	62	—
Total costs and expenses	21,692	20,415
Operating income	2,859	1,949
Interest expense, net	(232)	(234)
Income before income taxes	2,627	1,715
Income taxes	(896)	(612)
Net income	1,731	1,103
Net income attributable to noncontrolling interests	(12)	(7)
Net income attributable to Baker Hughes	$1,719	$1,096

Basic earnings per share attributable to Baker Hughes	$3.93	$2.47
Diluted earnings per share attributable to Baker Hughes	$3.92	$2.47

Weighted average shares outstanding, basic	437	443
Weighted average shares outstanding, diluted	439	444

Depreciation and amortization expense	$1,814	$1,698
Capital expenditures	$1,791	$2,085

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Baker Hughes Announces Fourth Quarter and Annual Results

Consolidated Condensed Balance Sheets

	December 31,	December 31,
(In millions)	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$1,740	$1,399
Accounts receivable - less allowance for doubtful accounts (2014 - $224, 2013 - $238)	5,418	5,138
Inventories, net	4,074	3,884
Other current assets	813	874
Total current assets	12,045	11,295
Property, plant and equipment, net	9,063	9,076
Goodwill	6,081	5,966
Intangible assets, net	812	883
Other assets	826	714
Total assets	$28,827	$27,934
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$2,807	$2,574
Short-term debt and current portion of long-term debt	220	499
Accrued employee compensation	782	778
Other accrued liabilities	828	727
Total current liabilities	4,637	4,578
Long-term debt	3,913	3,882
Deferred income taxes and other tax liabilities	740	821
Long-term liabilities	807	741
Equity	18,730	17,912
Total liabilities and equity	$28,827	$27,934

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Baker Hughes Announces Fourth Quarter and Annual Results

Consolidated Condensed Statements of Cash Flows

	Year Ended December 31,
(In millions)	2014	2013
Cash flows from operating activities:
Net income	$1,731	$1,103
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	1,814	1,698
Other, primarily working capital	(592)	360
Net cash flows provided by operating activities	2,953	3,161
Cash flows from investing activities:
Expenditures for capital assets	(1,791)	(2,085)
Proceeds from disposal of assets	437	455
Acquisition of businesses, net of cash acquired	(314)	(22)
Other	9	(11)
Net cash flows used in investing activities	(1,659)	(1,663)
Cash flows from financing activities:
Net repayments from issuance of debt	(248)	(571)
Repurchase of common stock	(600)	(350)
Dividends	(279)	(267)
Other	188	85
Net cash flows used in financing activities	(939)	(1,103)
Effect of foreign exchange rate changes on cash and cash equivalents	(14)	(11)
Increase in cash and cash equivalents	341	384
Cash and cash equivalents, beginning of period	1,399	1,015
Cash and cash equivalents, end of period	$1,740	$1,399

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 1: Reconciliation of GAAP and Non-GAAP Financial Measures
The following table reconciles net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted net income1 (a non-GAAP financial measure). Adjusted net income excludes identified items with respect to 2013 and 2014 as disclosed below:

	Three Months Ended
	December 31,				September 30,
	2014		2013		2014
(In millions, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$663	$1.52	$248	$0.56	$375	$0.86
Identified item:
Gain on deconsolidation of joint venture[2]	(34)	(0.08)	—	—	—	—
Business restructure in North Africa[3]	—	—	—	—	58	0.13
Impairment of technology investment[4]	—	—	—	—	14	0.03
Severance charges[8]	—	—	29	0.06	—	—
Adjusted net income (non-GAAP)[1]	$629	$1.44	$277	$0.62	$447	$1.02

	Year Ended December 31, 2014		Year Ended December 31, 2013
(In millions, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$1,719	$3.92	$1,096	$2.47
Identified items:
Gain on deconsolidation of joint venture[2]	(34)	(0.08)	—	—
Business restructure in North Africa[3]	58	0.13	—	—
Impairment of technology investment[4]	14	0.03	—	—
Litigation settlements[5]	39	0.09	—	—
Technology royalty agreement[6]	20	0.05	—	—
Venezuela currency devaluation[7]	12	0.03	23	0.05
Severance charges[8]	21	0.05	46	0.10
Adjusted net income (non-GAAP)[1]	$1,849	$4.22	$1,165	$2.62

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Baker Hughes Announces Fourth Quarter and Annual Results

1
Adjusted net income is a non-GAAP measure comprised of net income attributable to Baker Hughes excluding the impact of certain identified items. The Company believes that adjusted net income is useful to investors because it is a consistent measure of the underlying results of the Company's business. Furthermore, management uses adjusted net income as a measure of the performance of the Company's operations.

2	Gain related to the deconsolidation of a joint venture of $34 million before and after-tax recorded in Corporate and Other during the fourth quarter of 2014.
3	Costs related to restructuring the North Africa business of $58 million before and after tax in the Europe/Africa/Russia Caspian segment during the third quarter of 2014.
4	Costs related to an impairment of a technology investment of $14 million before and after-tax recorded in Corporate and Other during the third quarter of 2014.
5	Costs related to litigation settlements for labor claims of $62 million before-tax ($39 million after-tax) were recorded during the second quarter of 2014.
6	Costs related to a technology royalty agreement of $29 million before-tax ($20 million after-tax) were incurred during the first quarter of 2014.
7
Foreign exchange loss of $12 million before and after-tax in Venezuela was recorded in the second quarter of 2014 as a result of changing from the official exchange rate of 6.3 Bolivars Fuertes per U.S. Dollar to the SICAD 2 rate of approximately 50 Bolivars Fuertes per U.S. Dollar. Also, reflected is a loss of $23 million before and after-tax in the first quarter of 2013 due to the devaluation of Venezuela’s currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar.

8
Severance charges of $29 million before-tax ($21 million after-tax) were incurred in North America during the first quarter of 2014. Severance charges of $37 million before-tax ($29 million after-tax) were incurred during the fourth quarter of 2013, and restructuring charges of $19 million before-tax ($17 million after-tax) related to Latin America during the third quarter of 2013.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 2: Calculation of EBIT, EBITDA, and Adjusted EBITDA (non-GAAP measures)1

	Three Months Ended
	December 31,		September 30,
(In millions)	2014	2013	2014
Net income attributable to Baker Hughes	$663	$248	$375
Net income (loss) attributable to noncontrolling interests	4	2	(6)
Income taxes	291	171	233
Income before income taxes	958	421	602
Interest expense, net	57	61	59
Earnings before interest and taxes (EBIT)	1,015	482	661
Depreciation and amortization expense	468	436	455
Earnings before interest, taxes, depreciation and amortization (EBITDA)	1,483	918	1,116
Adjustments to EBITDA:
Gain on deconsolidation of joint venture[2]	(34)	—	—
Business restructure in North Africa[3]	—	—	58
Impairment of technology investment[4]	—	—	14
Severance charges[8]	—	37	—
Adjusted EBITDA	$1,449	$955	$1,188

	Year Ended December 31,
(In millions)	2014	2013
Net income attributable to Baker Hughes	$1,719	$1,096
Net income attributable to noncontrolling interests	12	7
Income taxes	896	612
Income before income taxes	2,627	1,715
Interest expense, net	232	234
Earnings before interest and taxes (EBIT)	2,859	1,949
Depreciation and amortization expense	1,814	1,698
Earnings before interest, taxes, depreciation and amortization (EBITDA)	4,673	3,647
Adjustments to EBITDA:
Gain on deconsolidation of joint venture[2]	(34)	—
Business restructure in North Africa[3]	58	—
Impairment of technology investment[4]	14	—
Litigation settlements[5]	62	—
Technology royalty agreement[6]	29	—
Venezuela currency devaluation[7]	12	23
Severance charges[8]	29	56
Adjusted EBITDA	$4,843	$3,726

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Baker Hughes Announces Fourth Quarter and Annual Results

1
EBIT, EBITDA, and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measures. Management is providing these measures because it believes that such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

2	Gain related to the deconsolidation of a joint venture of $34 million before and after-tax recorded in Corporate and Other during the fourth quarter of 2014.
3	Costs related to restructuring the North Africa business of $58 million before and after tax in the Europe/Africa/Russia Caspian segment during the third quarter of 2014.
4	Costs related to an impairment of a technology investment of $14 million before and after-tax recorded in Corporate and Other during the third quarter of 2014.
5	Costs related to litigation settlements for labor claims of $62 million before-tax ($39 million after-tax) were recorded during the second quarter of 2014.
6	Costs related to a technology royalty agreement of $29 million before-tax ($20 million after-tax) were incurred during the first quarter of 2014.
7
Foreign exchange loss of $12 million before and after-tax in Venezuela was recorded in the second quarter of 2014 as a result of changing from the official exchange rate of 6.3 Bolivars Fuertes per U.S. Dollar to the SICAD 2 rate of approximately 50 Bolivars Fuertes per U.S. Dollar. Also, reflected is a loss of $23 million before and after-tax in the first quarter of 2013 due to the devaluation of Venezuela’s currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar.

8
Severance charges of $29 million before-tax ($21 million after-tax) were incurred in North America during the first quarter of 2014. Severance charges of $37 million before-tax ($29 million after-tax) were incurred during the fourth quarter of 2013, and restructuring charges of $19 million before-tax ($17 million after-tax) related to Latin America during the third quarter of 2013.

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Table 3a: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Three Months Ended
	December 31,		September 30,
(In millions)	2014	2013[2]	2014
Segment Revenue
North America	$3,304	$2,744	$3,155
Latin America	591	603	571
Europe/Africa/Russia Caspian	1,148	1,093	1,114
Middle East/Asia Pacific	1,215	1,074	1,077
Industrial Services	377	346	333
Total Operations	$6,635	$5,860	$6,250
Profit Before Tax
North America	$488	$227	$380
Latin America	118	58	71
Europe/Africa/Russia Caspian	200	161	91
Middle East/Asia Pacific	227	86	155
Industrial Services	23	34	35
Total Operations	$1,056	$566	$732
Corporate and Other Profit Before Tax
Corporate and other	(41)	(84)	(71)
Interest expense, net	(57)	(61)	(59)
Corporate, net interest and other	(98)	(145)	(130)
Profit Before Tax	$958	$421	$602
Profit Before Tax Margin[1]
North America	15%	8%	12%
Latin America	20%	10%	12%
Europe/Africa/Russia Caspian	17%	15%	8%
Middle East/Asia Pacific	19%	8%	14%
Industrial Services	6%	10%	11%
Total Operations	16%	10%	12%

1
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

2
During the third quarter of 2014 certain geographic locations were realigned between the Europe/Africa/Russia Caspian and Middle East/Asia Pacific segments. Quarterly segment revenue and profit before tax for the first and second quarters of 2014, and the four years ended December 31, 2013 have been reclassified to reflect this change and are available online at: www.bakerhughes.com/investor in the financial information section.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 3b: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Year Ended December 31,
(In millions)	2014[2]	2013[2]
Segment Revenue
North America	$12,078	$10,878
Latin America	2,236	2,307
Europe/Africa/Russia Caspian	4,417	4,041
Middle East/Asia Pacific	4,456	3,859
Industrial Services	1,364	1,279
Total Operations	$24,551	$22,364
Profit Before Tax
North America	$1,466	$968
Latin America	290	66
Europe/Africa/Russia Caspian	621	591
Middle East/Asia Pacific	675	457
Industrial Services	119	135
Total Operations	$3,171	$2,217
Corporate and Other Profit Before Tax
Corporate and other	(250)	(268)
Interest expense, net	(232)	(234)
Litigation settlements	(62)	—
Corporate, net interest and other	(544)	(502)
Profit Before Tax	$2,627	$1,715
Profit Before Tax Margin[1]
North America	12%	9%
Latin America	13%	3%
Europe/Africa/Russia Caspian	14%	15%
Middle East/Asia Pacific	15%	12%
Industrial Services	9%	11%
Total Operations	13%	10%

1
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

2
During the third quarter of 2014, certain geographic locations were realigned between the Europe/Africa/Russia Caspian and Middle East/Asia Pacific segments. Quarterly segment revenue and profit before tax for the first and second quarters of 2014, and the four years ended December 31, 2013 have been reclassified to reflect this change and are available online at: www.bakerhughes.com/investor in the financial information section.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 4: Adjustments to Operating Profit Before Tax1,2

	Three Months Ended
	December 31,	September 30,
(In millions)	2013[6]	2014[3]
Adjustments to Operating Profit Before Tax
North America	$14	$—
Latin America	13	—
Europe/Africa/Russia Caspian	6	58
Middle East/Asia Pacific	3	—
Industrial Services	1	—
Total Operations	$37	$58

	Year Ended December 31,
(In millions)	2014[3,4,5]	2013[5,6]
Adjustments to Operating Profit Before Tax
North America	$42	$14
Latin America	15	55
Europe/Africa/Russia Caspian	64	6
Middle East/Asia Pacific	6	3
Industrial Services	1	1
Total Operations	$128	$79

1
Operating profit before tax is a non-GAAP measure defined as profit before tax ("income before income taxes") less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2	There were no items identified requiring adjustment in the fourth quarter of 2014.
3	Costs related to restructuring the North Africa business of $58 million before and after tax in the Europe/Africa/Russia Caspian segment during the third quarter of 2014.
4
Severance charges of $29 million before-tax in North America and costs related to a technology royalty agreement of $29 million before-tax were incurred during the first quarter of 2014. The costs associated with the technology royalty agreement pertain to our global operations and have therefore been allocated to all segments.

5
Foreign exchange loss of $12 million before and after-tax in Venezuela was recorded in the second quarter of 2014 as a result of changing from the official exchange rate of 6.3 Bolivars Fuertes per U.S. Dollar to the SICAD 2 rate of approximately 50 Bolivars Fuertes per U.S. Dollar. The SICAD 2 rate is most representative of the economics in which we operate. Also, reflected is a loss of $23 million before and after-tax in the first quarter of 2013 due to the devaluation of Venezuela’s currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar.

6
Severance charges of $37 million before-tax were incurred during the fourth quarter of 2013, and severance charges of $19 million before-tax related to restructuring in Latin America during the third quarter of 2013.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 5a: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin, excluding identified items in Table 4:

	Three Months Ended
	December 31,		September 30,
(In millions)	2014	2013[3]	2014
Segment Revenue
North America	$3,304	$2,744	$3,155
Latin America	591	603	571
Europe/Africa/Russia Caspian	1,148	1,093	1,114
Middle East/Asia Pacific	1,215	1,074	1,077
Industrial Services	377	346	333
Total Operations	$6,635	$5,860	$6,250
Operating Profit Before Tax[1]
North America	$488	$241	$380
Latin America	118	71	71
Europe/Africa/Russia Caspian	200	167	149
Middle East/Asia Pacific[2]	227	89	155
Industrial Services	23	35	35
Total Operations	$1,056	$603	$790
Operating Profit Before Tax Margin[1]
North America	15%	9%	12%
Latin America	20%	12%	12%
Europe/Africa/Russia Caspian	17%	15%	13%
Middle East/Asia Pacific[2]	19%	8%	14%
Industrial Services	6%	10%	11%
Total Operations	16%	10%	13%

1
Operating profit before tax is a non-GAAP measure defined as profit before tax ("income before income taxes") less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
Middle East/Asia Pacific operating profit before tax and operating profit before tax margin include costs of $79 million in Iraq related to the significant disruption of operations, expenses associated with personnel movements and security measures, and other nonrecurring items in the fourth quarter of 2013.

3
During the third quarter of 2014, certain geographic locations were realigned between the Europe/Africa/Russia Caspian and Middle East/Asia Pacific segments. Quarterly segment revenue and profit before tax for the first and second quarters of 2014, and the four years ended December 31, 2013 have been reclassified to reflect this change and are available online at: www.bakerhughes.com/investor in the financial information section.

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Table 5b: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin, excluding identified items in Table 4:

	Year Ended December 31,
(In millions)	2014[4]	2013[4]
Segment Revenue
North America	$12,078	$10,878
Latin America	2,236	2,307
Europe/Africa/Russia Caspian	4,417	4,041
Middle East/Asia Pacific	4,456	3,859
Industrial Services	1,364	1,279
Total Operations	$24,551	$22,364
Operating Profit Before Tax[1]
North America	$1,508	$982
Latin America[2]	305	121
Europe/Africa/Russia Caspian	685	597
Middle East/Asia Pacific[3]	681	460
Industrial Services	120	136
Total Operations	$3,299	$2,296
Operating Profit Before Tax Margin[1]
North America	12%	9%
Latin America[2]	14%	5%
Europe/Africa/Russia Caspian	16%	15%
Middle East/Asia Pacific[3]	15%	12%
Industrial Services	9%	11%
Total Operations	13%	10%

1
Operating profit before tax is a non-GAAP measure defined as profit before tax ("income before income taxes") less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
Latin America operating profit before tax and operating profit before tax margin include before-tax bad debt provisions of $62 million in 2013 ($20 million in the second quarter and $42 million in the third quarter).

3
Middle East/Asia Pacific operating profit before tax and operating profit before tax margin include costs of $79 million in Iraq related to the significant disruption of operations, expenses associated with personnel movements and security measures, and other nonrecurring items in the fourth quarter of 2013.

4
During the third quarter of 2014, certain geographic locations were realigned between the Europe/Africa/Russia Caspian and Middle East/Asia Pacific segments. Quarterly segment revenue and profit before tax for the first and second quarters of 2014, and the four years ended December 31, 2013 have been reclassified to reflect this change and are available online at: www.bakerhughes.com/investor in the financial information section.

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Baker Hughes Announces Fourth Quarter and Annual Results

Innovations to Earnings
The following section provides operational and technical highlights outlining the successes aligned to our strategy.
Efficient Well Construction
Demand for FASTrak™ logging-while-drilling (LWD) fluid analysis and testing service continues to increase in Asia Pacific and sets record for number of pressure tests. The FASTrak LWD service performed 180 pressure tests in a single run on a deepwater drilling project in Vietnam. The results allowed the customer to obtain the desired pressure gradients and select the optimal locations to acquire six reservoir fluid samples. The data improved the understanding of the reservoir and reduced risk of uncertainty for the customer.
Baker Hughes receives a three-year contract valued at more than $300 million, to provide deepwater stimulation services in the Gulf of Mexico. The company was awarded 100% of the stimulation work for a major customer. This establishes Baker Hughes as a leading stimulation company for ultradeepwater Lower Tertiary wells in the Gulf of Mexico.
Baker Hughes deploys the first AutoTrak Curve™ rotary steerable system (RSS) in Argentina. Baker Hughes deployed a service value combination of the AutoTrak Curve system with the Talon™ high-efficiency PDC drill bit technology on a six-well project in the Vaca Muerta Unconventional Shale basin in Argentina. This project further increases the company’s international participation in emerging unconventional projects.
Baker Hughes runs first AutoTrak™ eXact high-build rotary steerable system in Oman. The new AutoTrak eXact system was engineered to drill efficiently and accurately in soft formations. This technology was successfully deployed on an Omani project, known for difficult drilling. The new system achieved a rate of penetration of 800 ft (244 m) per hour, setting a record for rotary steerable systems in this particular field.
Baker Hughes deploys the first SeismicTrak™ seismic-while-drilling (SWD) service in Africa. Baker Hughes conducted the first SWD job for a customer in Egypt. The customer was planning to drill a critical well with a maximum deviation of 73° and needed real-time velocity to update the model to avoid any drilling problems. With the SeismicTrak service, Baker Hughes successfully provided an updated velocity model that helped the customer determine the exact primary target depth, which was 328 ft (100 m) shallower than expected.
Baker Hughes completes the company’s largest offshore stimulation project in the North Sea. The company successfully completed a 15-stage acid fracturing stimulation treatment with the Blue Orca stimulation vessel in the UK Continental Shelf. The project involved significant volumes of acid pumped at high rates, and incorporated the Baker Hughes FracPoint™ multistage completion system.

New generation Baker Hughes cutters boost the Kymera™ hybrid drill bit performance in volcanic basement, Northeast China. The Kymera bit design has been modified to include new dual-chamfer PDC premium polished cutter technology to reduce spalling and impact damage observed on historical PDC runs. The first run in the Ying Cheng formation increased rate of penetration by a record 115%, with nearly two times the distance drilled compared to roller-cone bits in the same section. The new bit and cutter technology combination improved reliability and increased drilling efficiency for the duration of the project.
Baker Hughes secures a contract for directional drilling and logging-while-drilling (LWD) services to construct horizontal wells in offshore Gabon. Baker Hughes provided Reservoir Navigation Services™ (RNS) on the first of a series of horizontal wells using AziTrak™ deep azimuthal resistivity measurement tool and real-time density image interpretation from the LithoTrak™ advanced LWD porosity service. Early identification of bed dips from the image interpretation enabled early adjustment of the well trajectory to optimize reservoir exposure. RNS service and image interpretation identified errors in the original reservoir interpretation from seismic, leading to the customer using real-

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time imaging from the density measurement to both land the well in the 12¼-in. section and navigate in the 8½-in. section on future wells to aid wellbore placement.

Baker Hughes Kymera™ hybrid drill bit with dual-chamfer PDC cutters improves performance in ultradeepwater Brazil presalt application. The Brazil ultradeepwater, presalt formation has proven to be an extremely challenging drilling environment since exploration activity began in 2005. After detailed analysis of region offsets, a Kymera bit with the latest cutter technology was deployed, successfully increasing the footage by 138% and the rate of penetration by 171%.
Sales for the FracPoint™ multistage completion system expand in international markets. With a service value combination designed for a customer in China, Baker Hughes installed the FracPoint system with multilateral and upper completion technologies. The upper lateral consisted of 13 stages and the lower lateral with 15 stages.

Optimizing Well Production
Baker Hughes introduces a breakthrough in solids management for petroleum refiners. The Baker Hughes JETTISON™ solids release agent removes oil from solids, allowing them to be released and removed further upstream in the refining process. Refiners benefit from lower energy and maintenance costs, improved catalyst life and better product quality while maintaining environmentally compliant operations. The JETTISON technology is being used at a number of U.S. refineries currently processing heavy Canadian crudes and is the latest addition to the Crude Oil Management toolbox.

Baker Hughes introduces the FLEXPump™ technology to offshore Republic of Congo to boost production. By replacing a rod pump with the FLEXPump technology, Baker Hughes improved the economic performance for a customer’s well. Run life of the previous rod pump was from 1 to 15 days due to high deviation. Because of its high efficiency, the FLEXPump technology was able to accommodate the surface power limitations while achieving the production target, along with significant savings associated with workover operations and deferred production.

Baker Hughes increases tubing-conveyed perforating (TCP) market share in Norway. Baker Hughes was awarded an exclusive three-year contract for TCP services on the Norwegian Continental Shelf. This award strengthens the company’s position in this segment and positions Baker Hughes as the largest TCP supplier in the Norwegian market.

Baker Hughes launches VECTRA™ SENSOR7 high-resolution magnetic flux leakage in-line inspection services. The VECTRA SENSOR7 enhanced inspection services provides specialized high-resolution sensor technology for accurately detecting and sizing complex anomalies and corrosion pitting in pipelines, allowing pipeline operators to manage pipeline integrity threats with higher confidence and greater certainty by optimizing repair and maintenance strategies. The services use a combination inspection technology to measure metal loss, caliper, and geospatial data in one run, reducing the number of inspection runs. Baker Hughes has successfully deployed the VECTRA SENSOR 7 services with multiple pipeline operators in North America.

Baker Hughes introduces FLO™ ULTIMA heavy crude drag reducing agent. This specialized drag reducing agent reduces frictional pressure loss and increases throughput of asphaltenic crudes in pipelines that are restricted by viscosity or operating pressure, giving pipeline operators the ability to get heavy crude oils to market faster. Recent successful applications have increased throughput of a heavy Canadian crude oil blend at a Gulf Coast refiner and increased flow of heavy crude with a pipeline operator in South America.

Increasing Ultimate Recovery
Baker Hughes receives contract for upstream chemicals in West Africa. A three-year full chemical and service contract was awarded to Baker Hughes in Angola. The contract was awarded based on the company’s ability to provide

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solutions to heavy oil challenges in a deepwater environment, and the reliability and effectiveness of the FATHOM™ subsea-certified product line.
Baker Hughes successfully deploys RockView™ Thru service, the industry’s first through-casing lithology and mineralogy service. The RockView Thru service provides an efficient alternative for acquiring detailed lithology and mineralogy through casing in both unconventional and conventional reservoirs. This technology can be used as an alternative to open hole wireline logging, or to locate reserves in mature wells that were not previously identified. During the quarter, Baker Hughes deployed the service in targeted areas around the world where the results demonstrated excellent correlation with conventional core.
Baker Hughes introduces TOPGUARD™ field amine measurement services to manage corrosion risk. By rapidly detecting low levels of monoethanolamine in crude units on site, Baker Hughes can rapidly provide critical data about its presence and concentration shortening analysis time from a day to one hour. Refiners are able to make timely adjustments to crude tower operations and implement mitigation programs to enhance operating efficiency. This service is the latest addition to the Baker Hughes TOPGUARD overhead corrosion control program, which helps refiners predict and control the corrosive impact of crude blends and operating conditions in crude units.
Baker Hughes completes 300 miles of pipeline deinventory and recovers 1.3 million bbl of crude. Baker Hughes was awarded a contract by a leading U.S. midstream company to deinventory a 300-mile, 30-in. pipeline, transfer the recovered crude to a replacement system, and clean the line for idle state. The 1.3 million bbl of product was displaced from the line using more than 100 million scf of nitrogen. This represents the largest pipeline deinventory operation performed by Baker Hughes in the U.S.
Leading in Sustainability
Baker Hughes launches latest generation of environmentally friendly cross-linked fracturing fluid systems for produced water.  The BrineCare™ fracturing fluid systems are transforming waste streams into cost-saving alternatives to fresh water systems by enabling operators to use untreated, produced, or brackish fluids in frac applications. This technology creates a new source of fracturing fluids, while reducing the consumption of potable water and without sacrificing performance.
____________________________________________________________________________________
Supplemental Financial Information
Supplemental financial information can be found on the Company’s website at: www.bakerhughes.com/investor in the Financial Information section under Quarterly Results.
Conference Call and Webcast
The Company has scheduled a conference call and webcast to discuss management’s outlook and the results reported in today’s earnings announcement. The call will begin at 8 a.m. Eastern time, 7 a.m. Central time on Tuesday, January 20, 2015, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the Company’s website and available for real-time viewing at www.bakerhughes.com/investor. To access the conference call, please call the conference call operator at: 800-446-1671 in the U.S., or 847-413-3362 for international calls. Please call in 20 minutes prior to the scheduled start time and ask for the “Baker Hughes Conference Call.” A replay of the call will be available through Tuesday, February 3, 2015. The number for the replay is: 888-843-7419 in the U.S., or 630-652-3042 for international calls, and the access code is: 38376151. To access the webcast, go to our Events and Presentations page on the Company’s website at: www.bakerhughes.com/investor.

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Additional Information
As previously announced in Baker Hughes’ Current Report on Form 8-K filed with the SEC on November 18, 2014, Baker Hughes and Halliburton Company (“Halliburton”) have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Baker Hughes will be merged with and into a wholly-owned subsidiary of Halliburton (the “Merger”). In connection with this proposed Merger, on December 19, 2014, Halliburton filed with the SEC a registration statement on Form S-4 containing a preliminary joint proxy statement/prospectus of Halliburton and Baker Hughes and other documents related to the proposed transaction. The registration statement has not yet become effective.  After the registration statement is declared effective by the SEC, Baker Hughes and Halliburton will each file with the SEC a definitive proxy statement/prospectus and other documents with respect to the proposed acquisition of Baker Hughes and a definitive proxy statement/prospectus will be mailed to stockholders of Baker Hughes and Halliburton.

Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, Baker Hughes’ subsequent quarterly reports on Form 10-Q for the quarterly periods ended March 31, June 30, and September 30, 2014; and those set forth from time-to-time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at: www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (“EDGAR”) at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.
These forward looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the impact of the pending Merger with Halliburton, along with the following risk factors and the timing of any of these risk factors:
Baker Hughes - Halliburton pending Merger - the ability to obtain regulatory approvals for the transaction and approvals of the stockholders of both parties; the impact of the pending transaction making it more difficult to obtain relationships with customers, employees or suppliers; the inability to retain key personnel; the suspension of our stock repurchase program pursuant to the terms of the Merger Agreement.
Economic and political conditions – the impact of worldwide economic conditions; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions.
Oil and gas market conditions – the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather

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conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks – war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks; epidemic outbreaks.
Price, market share, contract terms, and customer payments – our ability to obtain market prices for our products and services; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.
Costs and availability of resources – our ability to manage the costs, availability, distribution and delivery of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, gel, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.
Litigation and changes in laws or regulatory conditions – the potential for unexpected litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the U.S. and other countries in which we operate; outcome of government and legal proceedings, as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the Company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; laws, regulations or restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling or permit and operational delays or program reductions as a result of the regulations in the Gulf of Mexico and other areas of the world; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
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Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The Company’s 62,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information about Baker Hughes, visit: www.bakerhughes.com.